EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration  Statements  (No.  333-127803,  No. 333-161246, No. 333-193214 and No. 333-205378) on Form S-8 and in the Registration Statements (No. 333-136830 and No. 333-129336) on Form S-3 of ENGlobal Corporation of our report dated March 12, 2015, relating to our audit of the consolidated financial statements, which appear in  the Annual Report on Form 10-K of ENGlobal Corporation for the year ended December 26, 2015.

Hein & Associates LLP
Houston, Texas

March 3, 2016